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                            Ex (p)(6)

                 THE PATTERSON CAPITAL CORPORATION

                           CODE OF ETHICS



Section 1.     STATEMENT OF GENERAL FIDUCIARY PRINCIPLES.
               This Code of Ethics is based on the principle that the officers, directors and employees of The Patterson Capitol Corporation ("Patterson") owe a fiduciary duty to, among others, the clients whose assets are managed by Patterson, to generally conduct their personal securities transactions in a manner that does not interfere with clients' transactions or otherwise take unfair advantage of their relationship with Patterson's clients. All employees of Patterson must adhere to this general principle as well as comply with the specific provisions set forth herein. Technical compliance with this Code of Ethics will not automatically insulate any employee from scrutiny of transactions that show a pattern of compromise or abuse of the individual's fiduciary duties of Patterson's clients. Accordingly, all employees of Patterson must seek to avoid any actual or potential conflicts between their personal interests and the interests of our clients. In sum, all employees of Patterson shall place the interests of our clients before our personal interests.

               Every employee must read and retain this Code of Ethics. Once you have read this Code of Ethics, sign the attached acknowledgement and return it to Patterson's Compliance Officer.


Section 2.     DEFINITIONS.


       (a) "Access Person" means any director, officer, general partner, or advisory person (as defined herein) of Patterson. Access persons will be divided into two categories:

               (1) "Decisions-makers" means those who recommend or determine which securities transactions Patterson undertakes on behalf of its clients; and

               (2) "Non-Decision makers" means those employees who may receive inside information in connection with their regular duties but who do not recommend or determine which transactions Patterson undertakes on behalf of its clients.

                       Patterson's Compliance Officer (or designee) will
              maintain a list of persons considered decision makers for Patterson.

       (b) "Advisory Person" of Patterson will include (i) any employee of Patterson or of any company in a control relationship to Patterson, who, in connection with his or her regular functions or duties, makes, participates in, or obtains current information regarding the purchase or sale of a security by such company, or

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              whose functions relate to the making of any recommendations with respect to such purchases or sales; and (ii) any natural person in a control relationship to such company who obtains information concerning recommendations made to such company with regard to the purchase or sale of a security.

       (c) A security is "being considered for purchase or sale" when a recommendation to purchase or sell a security has been made or communicated and, with respect to the person making the recommendation, when such person seriously considers making such a recommendation.

       (d) "Beneficial ownership" shall be interpreted in the same manner as it would be in determining whether a person is subject to the provisions of Section 16 of the Securities Exchange Act of 1934 and the rules and regulations thereunder, except that the determination of direct or indirect beneficial ownership shall apply to all securities that an access person has or acquires.

       (e)    "Control" shall have the same meaning as that set forth in
              Section 2(a)(9) of the Investment Company Act of 1940.

       (f) "Disinterested director" means a director of a registered investment company who is not an "interested person" of such company within the meaning of Section 2(a)(19) of the Investment Company Act of 1940.

       (g) "Security" shall have the meaning set forth in Section 2(1) of the Securities Act of 1933, except that it shall not include bankers acceptance, bank certificates of deposit, shares or registered open-end investment companies, fractional or undivided interest in oil, gas, or other mineral rights, and any put, call, straddle, option or other privilege entered into on a national securities exchange relating to a foreign currency.


Section 3.    COMPLIANCE PROCEDURES.

       (a)    PRE-CLEARANCE PROCEDURES.
              (1) Except as provided in Section 3(a)(2) below, all employees must obtain approval from the Compliance Officer prior to entering into any securities transactions other than the following:

                     (i) Purchases or sales of equity securities except those into which any securities held by any account managed by Patterson are convertible;

                     (ii) Purchases that are made by reinvesting cash dividends pursuant to an automatic dividend reinvestment program ("DRIP")(this exception does not apply to optional cash purchases);


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                     (iii)  Purchases or sales of open-end mutual funds
                            including money market funds;

                     (iv) Purchases or sales of bank certificates of deposits;

                     (v)    Purchases or sales of U.S. Government securities;
                            and

                     (vi) Purchases effected upon the exercise of rights issued by an issuer PRO RATA to all holders of a class of its securities, to the extent such rights were acquired from such issuer.


              (2) Included in the category of securities that requires pre-clearance are (A) transactions involving the securities of any client of Patterson and (B) non-brokered Securities transactions, such as purchases and sales of privately placed securities and securities acquired directly from an issuer (other than through a DRIP). With respect to such non-brokered transactions, it shall be the responsibility of the employee to report to the Compliance Officer all such transactions upon their consummation so that the Compliance Officer can maintain a current record of such non-brokered transactions. In addition, all Patterson employees shall be required to report annually all securities acquired in a non-brokered transaction (other than those types of securities a transaction in which would not otherwise be required to be pre-cleared in accordance with this Code of Ethics) during the preceding 12-month period.

              (3) Employees must pre-clear trades only in cases where they have a present intention to transact in the security for which pre-clearance is sought. It is Patterson's view that it is not appropriate for any employee to obtain a general or open-ended pre-clearance to cover the eventuality that he or she may buy or sell a security at some point on a particular day depending upon market developments. Consistent with the foregoing, an employee may not simultaneously request pre-clearance to buy and sell the same security.

              (4) Pre-clearance of a trade shall be valid and in effect only for the business day in which pre-clearance is made; PROVIDED, HOWEVER, that a pre-clearance expires upon an employee becoming aware of facts or circumstances that would prevent a proposed trade from being pre-cleared were such facts or circumstances made known to compliance personnel. Accordingly, if an employee becomes aware of new or changed facts or circumstances which gives rise to a question as to whether pre-clearance could be obtained if compliance personnel were aware of such facts or circumstances, the employee shall be required to so advise compliance personnel before proceeding with such transaction.


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              (5)   All decision makers must inform the Compliance Officer
                    or delegatee at the time approval is sought if the security involved is a security owned by any account managed by Patterson.


       (b)    GENERAL TRADING RESTRICTIONS.

              (1)    RESTRICTIONS APPLICABLE TO ALL EMPLOYEES

                     (i) No employee may purchase a security until at least 7 days after any account managed by Patterson has completed purchasing such security.

                     (ii) No employee may purchase a security that, to his knowledge, is being considered for purchase by any account managed by Patterson.

                     (iii) No employee may sell a security until at least 7 days after any account managed by Patterson has completed selling such security.

                     (iv) No employee may sell a security that, to his knowledge, is being considered for sale by any account managed by Patterson.

                     (v) The restrictions and procedures applicable to the transactions in securities by access persons set forth herein shall similarly apply to securities whose value or return is related, in whole or in part, to the value or return of a security purchased or sold or being contemplated for purchase or sale during the relevant period by the account managed by Patterson. For example, options or warrants to purchase common stock, and convertible debt and convertible preferred stock would be considered relating to the underlying common stock for purposes of this policy. In sum, the related security would be treated as if it were the underlying security for the purpose of the pre-clearance procedures described herein. Accordingly, access persons and non-decision makers should be aware of the fact that if an option transaction cannot be pre-cleared for a particular period of time, it is possible that an access person and non-decision maker could be required to hold the option until the expiration date at which point such person may automatically receive whatever option value (if any) remains.

              (2) RESTRICTIONS APPLICABLE TO DECISION MAKERS. The following additional procedures apply to decision makers:

                     (i) A decision maker must notify the Compliance Officer of any intended transactions in a security for his or her own account that













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          is owned or contemplated for purchase by any account managed by
          Patterson.

   (ii) No decision maker may sell a security until at least 30 days after all accounts managed by Patterson have completed purchasing such security unless an exception has been granted by the Compliance Officer. Similarly, no decision-maker may sell a security until at least 7 days after all accounts managed by Patterson have completed selling such security.

   (iii) No decision maker may purchase a security until at least 15 days after all accounts managed by Patterson have completed purchasing such security. There shall be no exceptions to this prohibition.

   (iv) No decision maker may purchase a security until at least 30 days after all accounts managed by Patterson have completed selling such security. There shall be no exceptions to this prohibition.

   (v) No decision maker may purchase a put option or write a call option where any account managed by Patterson holds a long position in the underlying security.

   (vi) No decision maker may purchase a long position in a personal account in a security if any account managed by Patterson holds a put option on such security (aside from a put purchased for hedging purposes where the account holds the underlying security), has written a call option on such security, or otherwise maintains a position that would benefit from a decrease in the value of the underlying security.

   (vii) No decision maker may short sell any security when any account managed by Patterson holds a long position in the same security or when such account otherwise maintains a position in respect of which the account would benefit from an increase in the value of the security.

   (viii) An exception to any of the policies set forth herein may be granted only upon a showing by the employee to a committee comprised of the President and the Compliance Officer of Patterson that such employee would suffer extreme financial hardship should an exception not be granted.

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       (3)  RESTRICTIONS APPLICABLE TO DISINTERESTED DIRECTORS.

            (i) No disinterested director may purchase any security that, to his knowledge at the time, is being purchased or is being considered for purchase by any account managed by Patterson.

            (ii) No disinterested director may sell any security that, to his knowledge at the time, is being sold or is being considered for sale by any account managed by Patterson.

  (c) EXEMPTED TRANSACTIONS. Except as provided in Section 3(d) of this Code of Ethics, the prohibitions and procedures of Section 3(b) of this code of Ethics shall not apply to:

     (i) Purchases or sales of equity securities except those into which any securities held by any account managed by Patterson are convertible;

     (ii) Purchases or sales effected in any account over which the access person has no direct or indirect influence or control;

     (iii) Purchases or sales that are non-volitional on the part of either an access person or any account managed by Patterson;

     (iv) Purchases that are made by reinvesting cash dividends pursuant to an automatic dividend reinvestment plan (I.E., DRIP)(this exception does not apply to optional cash purchases);

     (v) Purchases effected upon the exercise of rights issued by an issuer PRO-RATA to all holders of a class of its securities, to the extent such rights were acquired from such issuer;

     (vi)  Purchases or sales of bank certificates of deposit;

     (vii) Purchases or sales of open-end mutual funds.

  (d) Notwithstanding Section 3(c), the prohibitions and procedures of Section 3(b) of this Code of Ethics shall apply to all transactions involving the securities of any client of Patterson.

  (e) SHORT-TERM TRADING. All employees shall be prohibited from profiting in the sale and purchase, or purchase and sale of the same (or equivalent) securities within 60 calendar days ("short-term profit"). In carrying out this policy, any trade that would cause a short-term profit would not be pre-cleared by the Compliance Officer. Should an employee fail to pre-clear a trade that results in a short-term profit, then the trade would be subject to reversal with all costs and expenses related thereto to be borne by such employee. Securities that would otherwise not

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            be required to be pre-cleared under this Code of Ethics will not be subject to this prohibition.

Section 4.  REPORTING

       (a) Every employee of Patterson will be required to disclose any direct or indirect beneficial ownership interest in any security (other than those types of securities a transaction in which would not be required to be pre-cleared as set forth in this Code of Ethics (E.G., open-end mutual funds, bank certificates of deposit and U.S. Government securities)) upon commencement of employment, and thereafter on an annual basis (irrespective of trading activity). Futhermore, the acquisition or disposition of such securities must be pre-cleared and/or reported, in accordance with the procedures described herein.

       (b) Each employee must instruct his or her financial consultant to send duplicate trade confirmations and monthly statements to the Compliance Officer.

       (c) Every employee of Patterson, and every other person who is deemed an access person hereunder, shall report to Patterson the information described in Section 4(e) of this Code of Ethics with respect to transactions in any security in which such person has, or by reason of such transaction acquires, any direct or indirect beneficial ownership in the security; PROVIDED, HOWEVER, that such person shall not be required to make a report with respect to transactions effected for any account over, which such person does not have any direct or indirect influence.

       (d) A disinterested director of a registered investment company need only report a transaction in a security if such director, at the time of that transaction, knew or, in the ordinary course of fulfilling his official duties as a director of such company, should have known that, during the 15-day period immediately preceding the date of the transaction by the director, such security was purchased or sold by such company or was being considered for purchase or sale by its investment adviser.

       (e) Every report required to be made hereunder shall be made not later than 10 days after the end of the calendar quarter in which the transaction to which the report relates was effected, and shall contain the following information:

            (i) The date of the transaction, the title and the number of shares, and the principal amount of each security involved;

            (ii) The nature of the transaction (I.E., purchase, sale or any other type of acquisition or disposition);

            (iii) The price at which the transaction was effected; and

            (iv) The name of the broker, dealer or bank with or through whom the

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                  transaction was effected.

       (f) Any such report may contain a statement that the report shall not be construed as an admission by the person making such report that he has any direct or indirect beneficial ownership in the security to which the report relates.

Section 5.  SANCTIONS.

            Upon discovering a violation of this Code of Ethics, the Board of Directors of Patterson may impose such sanctions at it deems appropriate including, among other things, a letter of censure or suspension or recommendations of termination of the employment of the violator.

Section 6.  SERVICE AS A DIRECTOR.

            No Patterson employee may engage in any outside business activities that may give rise to conflicts of interest or jeopardize the integrity or reputation of Patterson or its affiliates. Similarly, no such outside business activities may be inconsistent with the interests of the accounts managed by Patterson. It is the policy of Patterson that no employee may serve as a director of a public or private company, except with the prior approval of the President of Patterson.

Section 7.  GRATUITIES.

            Patterson employees shall not, directly or indirectly, take, accept or receive gifts or other consideration in merchandise, services or otherwise of more than nominal value from any person, firm, corporation, association or other entity that does business, or proposes to do business, with Patterson, its affiliates or the funds managed by Patterson.

Section 8.  ANNUAL CERTIFICATION

            Employees shall be required to certify annually that they have read and understand this Code of Ethics and recognize that they are subject to it. Further, employees shall be required to certify annually that they have complied with the requirements of this Code of Ethics.

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                                   ACKNOWLEDGMENT

            I have read and understand the Code of Ethics of The Patterson Capital Corporation, recognize that they apply to me and agree to comply in all respects with the procedures described therein. Furthermore, I certify hereby that I have complied with the requirements of that Code of Ethics in effect during the preceding year.


Date: _________________________            Print Name:______________________

                                           Signature:_______________________